Exhibit 99.1

LEPAGE BAKERIES, INC. AND AFFILIATES

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

With Report of Independent Registered Public Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders

Lepage Bakeries, Inc.

We have audited the consolidated balance sheet of Lepage Bakeries, Inc. and Affiliates (the Company) as of December 31, 2011, and the related consolidated statements of income, changes in owners’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lepage Bakeries, Inc. and Affiliates as of December 31, 2011, and the consolidated results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Berry Dunn McNeil & Parker, LLC

Portland, Maine

September 19, 2012

LEPAGE BAKERIES, INC. AND AFFILIATES

Consolidated Balance Sheet

December 31, 2011

ASSETS
Current assets
Cash and cash equivalents	$23,966,386
Short-term investments	560,288
Accounts receivable, less allowance for doubtful accounts of $150,000	6,513,547
Inventories	4,736,791
Prepaid expenses	592,707

Total current assets	36,369,719

Property, plant and equipment, at cost	129,483,847
Accumulated depreciation	83,447,655

Net property, plant and equipment	46,036,192

Maintenance inventory	2,495,649
Deposits	826,821
Other assets	916,698

$86,645,079

LIABILITIES AND OWNERS’ EQUITY
Current liabilities
Accounts payable	$5,463,724
Accrued expenses	4,374,187

Total current liabilities	9,837,911

Deferred revenue	106,210

Total liabilities	9,944,121

Commitments and contingencies (Notes 9, 11, 13 and 14)

Owners’ equity
Common stock - Lepage
Voting, $1 par value; 2,500 shares authorized, issued and outstanding	2,500
Nonvoting, $1 par value; 18,000 shares authorized; 17,716 shares issued	17,716
Common stock - Aarow, no par value; 2,000 shares authorized; 2 shares issued and outstanding	16,500
Common stock - Everest, no par value; 2,000 shares authorized; 200 shares issued and outstanding	1,825,663
Common stock - BHC, $.10 par value; 1,000 shares authorized; 1,000 shares issued and outstanding	100
Common stock - RAL, no par value; 2,000 shares authorized; 300 shares issued	177,497
Paid-in capital	4,245,773
Accumulated other comprehensive income
Unrealized gain on investments	560,288
Retained earnings, partners’ capital and members’ equity	88,792,677
Less treasury stock at cost
Lepage nonvoting common stock - 9,910 shares; RAL common stock - 75 shares	(18,937,756)

Total owners’ equity	76,700,958

$86,645,079

The accompanying notes are an integral part of these consolidated financial statements.

LEPAGE BAKERIES, INC. AND AFFILIATES

Consolidated Statement of Income

Year Ended December 31, 2011

Net sales	$166,433,749

Cost of sales	82,401,951

Gross profit	84,031,798

Selling and delivery expenses	41,423,141
General and administrative expenses	19,882,021
Gain on sale of equipment and vehicles, net	(211,645)

Operating income	22,938,281

Other income
Interest and dividend income, net of interest expense of approximately $14,000	28,388
Rental income	139,733
Other income, net	137,102

Total other income	305,223

Income before state income tax expense	23,243,504

State income tax expense	200,748

Net income	$23,042,756

The accompanying notes are an integral part of these consolidated financial statements.

LEPAGE BAKERIES, INC. AND AFFILIATES

Consolidated Statement of Changes in Owners’ Equity

Year Ended December 31, 2011

			Retained
			Earnings,
			Partners’	Accumulated
	Total		Capital and	Other		Nonvoting	Voting
	Owners’	Treasury	Members’	Comprehensive	Paid-in	Common	Common
	Equity	Stock	Equity	Income	Capital	Stock	Stock
Balances at December 25, 2010	$81,983,315	$(18,937,756)	$93,905,804	$729,518	$4,245,773	$17,716	$2,022,260
Comprehensive income
Net income	23,042,756	—	23,042,756	—	—	—	—
Other comprehensive loss
Unrealized loss on investments	(169,230)	—	—	(169,230)	—	—	—

Comprehensive income	22,873,526	—	23,042,756	(169,230)	—	—	—

Distributions	(28,155,883)	—	(28,155,883)	—	—	—	—

Balances at December 31, 2011	$76,700,958	$(18,937,756)	$88,792,677	$560,288	$4,245,773	$17,716	$2,022,260

The accompanying notes are an integral part of these consolidated financial statements.

LEPAGE BAKERIES, INC. AND AFFILIATES

Consolidated Statement of Cash Flows

Year Ended December 31, 2011

Cash flows from operating activities
Net income	$23,042,756
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	7,627,450
Gain on sale of equipment and vehicles, net	(211,645)
Increase in
Accounts receivable, net	(1,205,831)
Inventories	(640,911)
Prepaid expenses	(121,054)
Maintenance inventory	(260,720)
Increase (decrease) in
Accounts payable	526,412
Accrued expenses	(849,582)
Deferred revenue	(18,293)

Net cash provided by operating activities	27,888,582

Cash flows from investing activities
Additions to property, plant and equipment	(3,870,630)
Proceeds from the sale of equipment and vehicles	247,437
Increase in other assets and deposits	(145,330)

Net cash used by investing activities	(3,768,523)

Cash flows from financing activities
Principal payments on long-term debt	(1,936,393)
Owner distributions	(28,155,883)

Net cash used by financing activities	(30,092,276)

Net decrease in cash and cash equivalents	(5,972,217)

Cash and cash equivalents, beginning of year	29,938,603

Cash and cash equivalents, end of year	$23,966,386

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$14,498

Cash paid during the year for state income taxes	$200,748

The accompanying notes are an integral part of these consolidated financial statements.

LEPAGE BAKERIES, INC. AND AFFILIATES

Notes to Consolidated Financial Statements

December 31, 2011

Nature of Operations

Lepage Bakeries, Inc. and Affiliates (collectively, “the Company”) operates two baking facilities in Maine and one in Vermont. Their products include bread and various related baked goods, which are sold primarily to retail and food service customers throughout New England, New York and New Jersey. Credit is extended at regular terms without collateral after the Company performs appropriate credit investigations.

1.	Summary of Significant Accounting Policies

Principles of Consolidation

These financial statements include the accounts of Lepage Bakeries, Inc. (Lepage) and its Affiliates, Green Mountain Baking Company L.P. (Green Mountain), CK Sales Co., LLC (CK Sales), CK Trucking, LLC (CK Trucking), Aarow Leasing, Inc. (Aarow), The Everest Company, Inc. (Everest), Bakeast Company (Bakeast), Bakeast Holdings, Inc. (BHC), and RAL, Inc. (RAL).

Green Mountain owns a bakery in Brattleboro, Vermont. CK Sales distributes products on behalf of Lepage to customers throughout New England and New York. CK Trucking leases long-haul transportation vehicles to Lepage. Lepage is a 50% limited partner in Green Mountain and is a 50% member of CK Sales and CK Trucking. The remaining 50% interest in these entities is owned by BHC. Due to the inter-relationship between Lepage and these affiliates in the production and distribution of its products, Lepage is considered to have a controlling financial interest in the affiliates and therefore has included them in the consolidated financial statements. The consolidated balance sheet includes the following amounts for these entities as of December 31, 2011:

	Green Mountain	CK Sales	CK Trucking
Total current assets	$3,242,623	$852,556	$856,610
Property, plant and equipment, net	9,965,792	8,630	427,532
Other assets	1,243,981	115,112	14,931
Total liabilities	559,718	176,543	197,184

Aarow owns route delivery trucks, trailers and vehicles and leases them to Lepage. Everest owns an office building, thrift stores and distribution terminals which are leased to Lepage. RAL owns a garage and parking lot which are leased to Lepage. Bakeast owns a trademark which is licensed to Lepage. It also provides management consulting services to Lepage in exchange for a management fee. BHC owns 50% of Green Mountain, CK Sales and CK Trucking, and provides consulting to these entities in exchange for a management fee.

Due to common ownership and control, the accounts of Aarow, Everest, Bakeast, BHC and RAL have been combined with Lepage and its 50%-owned affiliates.

LEPAGE BAKERIES, INC. AND AFFILIATES

Notes to Consolidated Financial Statements

December 31, 2011

All significant intercompany accounts and transactions have been eliminated under this consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting Period

The Company uses a 52-53 week year, which ends on the last Saturday in December. The fiscal year presented herein represents the 53-week period ended December 31, 2011.

Cash and Cash Equivalents

Cash equivalents are comprised of certain highly liquid investments with an original maturity of three months or less. Cash equivalents are stated at cost which approximates market. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk on cash.

Accounts Receivable

Accounts receivable includes trade accounts receivable and the current portion of notes receivable and are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. The allowance for doubtful accounts is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of accounts receivable in light of historical experience, the nature and volume of receivables, adverse situations that may affect the debtor’s ability to repay, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. In determining past due or delinquent status of a customer, management reviews the accounts receivable aging details. Most of the Company’s customers are on weekly payment terms. Generally, any accounts greater than 45 days old are considered delinquent.

LEPAGE BAKERIES, INC. AND AFFILIATES

Notes to Consolidated Financial Statements

December 31, 2011

Notes Receivable

Notes receivable are stated at the amount management expects to collect from outstanding balances. Management expects notes receivable to be fully collectible; accordingly, no allowance for doubtful accounts has been established. If amounts become uncollectible, they will be charged to earnings directly when that determination is made. Collections on accounts previously written off are included in earnings as received. The Company’s long-term portion of notes receivable of approximately $111,000 is included in other assets in the consolidated balance sheet.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

Maintenance Inventory

The Company maintains inventories of spare parts and supplies, which are used for repairs and maintenance of its machinery and equipment. These parts and supplies allow the Company to react quickly in the event of a mechanical breakdown. Maintenance inventory is stated at cost determined using the FIFO method and is expensed as the items are used. Purchases of maintenance inventory are expensed throughout the fiscal year. A year-end physical inventory is performed and the quantities and value of the maintenance inventory are adjusted for any obsolescence or differences from the physical count.

Property, Plant and Equipment

Property, plant and equipment is stated at cost and depreciated by the straight-line method over the estimated useful lives of the respective assets, summarized as follows:

Years
Buildings and improvements	5 - 40
Machinery and equipment	3 - 20
Motor vehicles and transportation equipment	3 - 10

Maintenance and repairs are expensed as incurred; renewals and betterments are capitalized. Upon retirement or sale, the cost of the assets and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in income.

Purchased third-party software and related implementation costs are recorded at cost and are amortized over their estimated useful lives, typically three years, using the straight-line method. Internal and external costs incurred related to the application development stage of internal use software are capitalized and amortized over their estimated useful lives, typically three years, using the straight-line method. Purchased and capitalized software is included in machinery and equipment and the related amortization expense is included in depreciation expense within operating expenses.

LEPAGE BAKERIES, INC. AND AFFILIATES

Notes to Consolidated Financial Statements

December 31, 2011

Depreciation expense was approximately $7,618,000 for the fiscal year ended December 31, 2011.

Trademarks

Trademarks are included in other assets and are being amortized on a straight-line method over a 40-year period. At December 31, 2011, trademarks amounted to approximately $180,000, net of accumulated amortization of approximately $185,000. Amortization expense related to these trademarks was approximately $10,000 for the fiscal year ended December 31, 2011 and is expected to approximate that amount for each of the next five years. In determining the useful life for amortization purposes, the Company considered the period of expected cash flows used to measure the fair value of the assets when they were acquired.

Self-Insurance Reserves

The Company is self-insured on a partial and limited basis for workers’ compensation and employee medical coverage, respectively. Insurance reserves are calculated on an undiscounted basis based on actual claim data and estimates of incurred but not reported claims which are developed utilizing historical claim trends. Though the Company does not expect them to do so, actual settlements and claims could differ materially from those estimated, and thus have a material effect on the Company’s results of operations and financial condition.

Revenue Recognition and Deferred Revenue

Product revenue is recognized at the time of delivery of goods when title and risk of loss pass to the customer. Sales returns are recorded as a reduction of revenue in the period in which the returns occur. The Company offers promotional discount incentives to certain customers based on volumes purchased. These incentives are accrued and recorded as a reduction to revenue in the same period the underlying revenue is recognized.

The consumer packaged goods industry has used scan-based trading technology over several years to share information between the supplier and retailer. An extension of this technology allows the retailer to pay the supplier when the consumer purchases the goods rather than at the time they are delivered to the retailer. Consequently, revenue is not recognized until the product is purchased by the end consumer, thus culminating the earnings process. This technology is referred to as pay-by-scan (“PBS”). In 2011, the Company recorded sales through PBS for two major customers. The balance of PBS inventory at December 31, 2011 was approximately $263,000.

The Company enters into agreements to sell distribution routes to independent operators from time to time. The Company also provides direct financing to the independent operators through the issuance of notes receivable. Gains that arise from the sale of the distribution routes are deferred and recorded over the term of the notes receivable and included in selling and delivery expenses in the consolidated statement of income. An independent operator has the right to require the Company to repurchase the route within the six-month period following the date of the sale at a price as defined in the agreement. Accordingly, no gain is recognized until the expiration of this six-

LEPAGE BAKERIES, INC. AND AFFILIATES

Notes to Consolidated Financial Statements

December 31, 2011

month period, at which time the proportionate amount of the gain attributable to the six-month period is recorded and the remaining gain on the sale is deferred and recorded over the remaining term of the note receivable. At December 31, 2011, the Company had approximately $106,000 of deferred revenue related to the sales of routes. When the Company repurchases a route from an independent operator, the remaining balances of the note receivable and deferred gain are reduced to zero. Repurchases of routes are typically done without cash outlay; accordingly, no asset is recorded on the consolidated balance sheet.

Shipping and Handling Charges

The Company does not bill customers for shipping and handling charges; however, shipping and handling expenses are classified in selling and delivery expense. Shipping and handling charges comprising long-haul transport, delivery of frozen products and delivery fuel for the Company’s direct store delivery system totaled approximately $8,055,000 for the fiscal year ended December 31, 2011.

Advertising Costs

The Company expenses the cost of advertising as incurred. The Company incurred approximately $1,808,000 in advertising expenses for the fiscal year ended December 31, 2011.

Income Taxes

The Company’s entities consist of limited liability companies taxed as partnerships, a limited partnership, and corporations which have elected S corporation status under the Internal Revenue Code. Accordingly, all income, losses and other tax attributes pass through to the stockholders’ individual income tax returns, except for certain states wherein S corporation status is not recognized. With limited exception, the Company is no longer subject to U.S. federal and state income tax audits by taxing authorities for years through 2008.

Comprehensive Income (Loss)

The Company reports and displays comprehensive income (loss) and its components within the consolidated statement of changes in owners’ equity. The only component of other comprehensive income (loss) is the unrealized gain (loss) on short-term investments.

Subsequent Events

For purposes of the preparation of these consolidated financial statements in conformity with GAAP, management has considered transactions or events occurring through September 19, 2012, which is the date the financial statements were available to be issued. Management has not evaluated subsequent events after that date for inclusion in the financial statements.

LEPAGE BAKERIES, INC. AND AFFILIATES

Notes to Consolidated Financial Statements

December 31, 2011

2.	Short-Term Investments

Short-term investments consist of shares of common stock. At December 31, 2011, the market value was $560,288. The cost basis is not material.

Short-term investments at December 31, 2011, have been classified as available-for-sale and, accordingly, have been adjusted to their fair market value through a net increase in owners’ equity in the amount of $560,288 to reflect the unrealized holding gain. The estimated fair value was determined using the market approach with Level 1 inputs under Financial Accounting Standards Board Accounting Standards Codification Topic No. 820-10, Fair Value Measurements and Disclosures. Level 1 inputs are defined under the Statement as, “quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.” The specific identification method is used to determine the cost of securities disposed of, with realized gains and losses reflected in other income in the consolidated statement of income. The Company did not sell any securities during the fiscal year ended December 31, 2011. Accordingly, there was no realized gain or loss recognized. The Company earned dividend income of approximately $19,000 in fiscal year 2011.

3.	Inventories

Inventories consist of the following as of December 31, 2011:

Raw materials	$2,252,116
Factory supplies	1,579,045
Finished goods	905,630

$4,736,791

4.	Property, Plant and Equipment

Property, plant and equipment consist of the following at December 31, 2011:

Land	$3,189,108
Buildings and improvements	32,483,319
Machinery and equipment	84,043,414
Motor vehicles and transportation equipment	9,768,006

129,483,847
Less accumulated depreciation	83,447,655

$46,036,192

LEPAGE BAKERIES, INC. AND AFFILIATES

Notes to Consolidated Financial Statements

December 31, 2011

5.	Notes Receivable

CK Sales, from time-to-time, enters into agreements to sell distribution routes to independent operators located in states throughout New England. There were no sales in fiscal year 2011. Independent operators that purchase distribution routes from CK Sales are responsible for purchasing baked goods from Lepage and distributing the product to customers encompassed in the geographic region as defined in the agreements. CK Sales has issued notes receivable in conjunction with the sale of the distribution routes to independent operators. CK Sales issued no such notes during the fiscal year 2011. The notes are collateralized by the distribution rights of the geographic areas as defined in the agreements. The agreements include a buy back feature which entitles the independent operators to sell the routes back to CK Sales at a price as defined in the agreements. Each buy back feature expires after six months have elapsed from the date the distribution route is sold.

CK Sales’ notes receivable as of December 31, 2011 are summarized as follows:

	Monthly	Interest
Purpose	Payments	Rates	Maturity	Amount
Distribution Routes	$709 - $906	9%	May 2017 - January 2018	$128,569
Less current portion				(17,507)

Long-term portion				$111,062

6.	Accrued Expenses

Accrued expenses consist of:

Employee compensation	$1,705,396
Workers’ compensation reserve	613,982
Sales incentives	1,603,641
Other	451,168

Total	$4,374,187

7.	Employee Benefit Plan

The Company has a defined contribution plan (the Plan) which covers substantially all employees who have met certain service requirements. The Plan allows participants to contribute a portion of their compensation for the contribution period, as defined. The Company provides a matching contribution, as defined, and may provide a profit-sharing contribution, as determined annually by the Board of Directors. The Company’s total contribution to the Plan amounted to approximately $515,000 in 2011, of which the profit-sharing component was approximately $200,000.

LEPAGE BAKERIES, INC. AND AFFILIATES

Notes to Consolidated Financial Statements

December 31, 2011

8.	Borrowings

Under an unsecured revolving line of credit, Lepage and Green Mountain, collectively may draw up to $8,000,000, including any accrued and unpaid interest, in minimum draw amounts of $500,000. The line bears interest at the London Interbank Offered Rate (LIBOR) plus 100 basis points, as defined in the agreement, or the bank’s prime rate, at the option of the Company. The revolving line of credit expires December 21, 2012. There was no outstanding balance under the line of credit as of December 31, 2011.

The line of credit agreement includes, among other things, certain restrictive covenants including certain required levels, on a semi-annual and annual basis, as defined, of debt to tangible net worth and debt service coverage. In addition, Lepage and Green Mountain are required to utilize the lender as the primary credit and deposit institution during the term of the line of credit.

Aarow had a note payable which required monthly principal payments of $49,583. Everest had two notes payable which required monthly principal payments of $6,250 and $5,000. Interest accrued and was payable monthly on these notes payable at LIBOR plus 100 basis points. These notes payable were repaid in full during 2011.

9.	Lease Commitments

The Company has operating leases for certain buildings, parking areas and equipment expiring at various dates through 2021. Certain of the Company’s leases contain renewal options at the end of the initial term, as stated in the lease agreement. Future minimum lease payments required under noncancelable operating leases are approximately as follows:

Fiscal Year
2012	$1,109,000
2013	950,000
2014	749,000
2015	485,000
2016	186,000
Thereafter	311,000

$3,790,000

        Total rental expense for the fiscal year ended December 31, 2011 was approximately $1,157,000.

LEPAGE BAKERIES, INC. AND AFFILIATES

Notes to Consolidated Financial Statements

December 31, 2011

10.	Owners’ Equity

Other than voting rights, the voting and non-voting common stock have equal rights. With certain exceptions, the common stock of Lepage may not be transferred without first having been offered to Lepage.

Treasury stock is recorded at cost and upon reissuance is relieved at average cost.

There were no changes in the number of shares of common stock issued and outstanding during the fiscal year ended December 31, 2011.

11.	Insurance

Workers’ Compensation Plan

The Company has a partially self-insured workers’ compensation plan (the Plan) for employees in the State of Maine. The Plan has certain reinsurance coverage for claims on an individual and aggregate basis. All claims are paid directly by the Company. The Company is carrying a reserve for claims incurred but not reported of approximately $614,000 at December 31, 2011. The Company also has an ownership interest in an insurance captive, under which the Company is covered for workers’ compensation and general liability claims for employees in states other than Maine. The insurance captive equity members consist of several baking manufacturers and other similar companies involved in the food service industry. The Company’s investment is recorded on the equity method and has a carrying value of approximately $150,000 at December 31, 2011. The equity investment has been recorded in other assets on the consolidated balance sheet. As of December 31, 2011, the Company held an irrevocable standby letter of credit in the amount of approximately $1,680,000 for the benefit of the insurance captive.

Medical Plan

The Company is a limited self-insurer with respect to its eligible employees’ health care costs. The Company is liable for losses on claims up to $100,000 per eligible employee. The Company has third-party insurance coverage for losses in excess of that amount. The maximum annual third-party reimbursement is approximately $2,763,000. The Company reserved approximately $300,000 at December 31, 2011, for the estimated liability outstanding on actual claims reported and in process, and for an estimate of claims incurred but not reported.

12.	Concentrations

Purchases from two of the Company’s vendors accounted for 45% of raw material purchases for the fiscal year ended December 31, 2011. Management believes the loss of these suppliers would not have a significant impact on the Company’s ability to produce.

The Company’s two largest customers accounted for approximately 53% of consolidated net sales for the fiscal year ended December 31, 2011. These sales represent a combination of premium brand, private label and in-store bakery sales. Management believes the sales diversification between these two customers mitigates any significant risk of revenue loss to the Company.

LEPAGE BAKERIES, INC. AND AFFILIATES

Notes to Consolidated Financial Statements

December 31, 2011

13.	Purchase Commitments

The Company enters into commitments to purchase certain natural gas, propane, soy, flour and cooking oils from various suppliers at certain fixed delivered prices and quantities for short-term periods, typically nine months or less. The Company purchased approximately $25,318,000 under commitments during 2011. As of December 31, 2011, the Company had outstanding purchase commitments for 2012 totaling approximately $2,570,000.

14.	Contingencies

The Company may be periodically involved in legal actions arising in the ordinary course of business. In the opinion of management, the Company has adequate legal defense or insurance coverage with respect to any of these actions and does not believe that they will have a material adverse effect on the Company’s consolidated financial position or consolidated results of future operations.

15.	Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, short-term investments, accounts receivable, notes receivable, deposits, accounts payable, and accrued expenses. The carrying value of all financial instruments approximates their fair value. Fair value is defined by GAAP as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

16.	Subsequent Event

On May 31, 2012, the shareholders entered into acquisition and merger agreements to sell 100% of the ownership interests of the Company to Flowers Foods, Inc. (Flowers), a publicly traded company. The transaction closed on July 21, 2012. The consideration paid to the selling shareholders approximated $370,000,000 and consisted of (a) $300,000,000 in cash, (b) 2,178,648 shares of Flowers common stock, and (c) $20,000,000 in deferred cash payments.

The acquisition will be accounted for in accordance with FASB ASC Topic No. 805, Business Combinations which will require the buyer to adjust the assets acquired and liabilities assumed to their estimated fair values on the date of acquisition.